EXHIBIT 11



The Shareholders and Board of Directors
USAA Mutual Fund, Inc.:

We consent to the use of our reports dated September 6, 1996 on the financial statements of the Growth Fund, Aggressive Growth Fund, Income Fund, Income Stock Fund, Growth & Income Fund, Short-Term Bond Fund and Money Market Fund, separate Funds of USAA Mutual Fund, Inc. (the Company), as of and for the year ended July 31, 1996 included in the Company's Annual Reports to Shareholders for the year ended July 31, 1996 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" as part of Post-Effective Amendment No. 43 under the Securities Act of 1933, as amended, and Amendment No. 31 under the Investment Company Act of 1940, as amended, the Company's Registration Statement on Form N-1A.



                              /s/ KPMG Peat Marwick LLP
                              -----------------------------
                              KPMG Peat Marwick LLP


San Antonio, Texas
October 1, 1996